Exhibit 1

                                   AGREEMENT

                     This will confirm the agreement by and among all the undersigned that Amendment No.1 filed on or about this date with respect to the beneficial ownership of the undersigned of shares of the common stock of The FINOVA Group Inc. is being filed on behalf of each of the entities named below.


Dated:  August 27, 2002

                               BERKADIA LLC
                               BERKADIA MANAGEMENT LLC
                               BERKADIA EQUITY HOLDINGS LLC
                               WMAC INVESTORS, INC.
                               WMAC INVESTMENT CORPORATION
                               PHLCORP, INC.
                               LEUCADIA NATIONAL CORPORATION


                               /S/  Joseph A. Orlando
                               ------------------------------------------
                               BY: Joseph A. Orlando
                               Title: Vice President of each of Berkadia LLC, Berkadia Management LLC, Berkadia Equity Holdings LLC, WMAC Investment
                                       Corporation, WMAC Investors, Inc.,
                                       Phlcorp, Inc., Leucadia National
                                       Corporation